UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2025

ANNOVIS BIO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39202	26-2540421
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Lindenwood Drive, Suite 225
Malvern, PA 19355

(Address of principal executive offices) (Zip Code)

(484) 875-3192

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	ANVS	New York Stock Exchange

Item 1.01 Entry into a Material Definitive Agreement.

On February 3, 2025, Annovis Bio, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with ThinkEquity LLC, acting as representative of the underwriters (“ThinkEquity”) with respect to an underwritten public offering of 5,250,000 units of the Company, each unit consisting of one share of its common stock, par value $0.0001 per share (the “Common Stock”) and one warrant to purchase one share of the Company Stock (the “Warrants”) to purchase an aggregate of 5,250,000 shares of Common Stock (the “Warrant Shares”), at a per unit price of $4.00. for aggregate gross proceeds of $21,000,000 (the “Offering”) before deducting underwriting discounts and fees and other estimated offering expenses. The Warrants have an exercise price of $5.00 per share, are immediately exercisable and expire five years from the date of issuance. The shares of Common Stock and Warrants were issued separately. Collectively, the shares of Common Stock, the Warrants and the Warrant Shares are referred to as the “Securities.” In connection with the issuance of the Warrants, the Company entered into a Warrant Agency Agreement, dated February 4, 2025 with Equiniti Trust Company, LLC, as warrant agent (the “Warrant Agency Agreement”).

The Securities offered and sold in the Offering were issued pursuant to the Company’s shelf Registration Statement on Form S-3, as amended (File No. 333-276814) filed with the Securities and Exchange Commission (the “SEC”) on February 1, 2024, which was declared effective on February 12, 2024, the related prospectus contained therein, and the final prospectus supplement relating to the Offering filed with the SEC on February 4, 2025. The Company intends to use the net proceeds from the Offering, for the continued clinical development of our lead compound Buntanetap in a Phase 3 study for Alzheimer’s disease, and for working capital and general corporate purposes.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and were subject to limitations agreed upon by the contracting parties.

The foregoing description of the Underwriting Agreement, the Warrants and the Warrant Agency Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, the form of Warrant and the Warrant Agency Agreement copies of which are filed herewith as Exhibits 1.1, 4.1 and 4.2 to this Current Report on Form 8-K and are incorporated herein by reference. A copy of the opinion of Loeb & Loeb LLP relating to the legality of the issuance and sale of the Securities in the Offering is attached as Exhibit 5.1 hereto.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 8.01. Other Events

On January 31, 2025, the Company issued a press release announcing that the Company had commenced the Offering.

On February 3, 2025, the Company issued a press release announcing the pricing of the Offering.

On February 4, 2025, the Company issued a press release announcing the closing of the Offering.

Copies of the press releases are attached as Exhibits 99.1, 99.2 and Exhibit 99.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated February 3, 2025, by and between Annovis Bio., Inc. and ThinkEquity LLC
4.1	Form of Warrant
4.2	Warrant Agency Agreement
5.1	Opinion of Loeb & Loeb LLP
23.1	Consent of Loeb & Loeb LLP (contained in Exhibit 5.1).
99.1	Press Release Dated January 31, 2025
99.2	Press Release Dated February 3, 2025
99.3	Press Release Dated February 4, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANNOVIS BIO, INC.

Dated: February 4, 2025	By:	/s/ Maria Maccecchini
	Name:	Maria Maccecchini
	Title:	President and Chief Executive Officer